EXHIBIT 24 (b) (10) (a)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Post-Effective Amendment No. 44 under the Securities Act of 1933 and Amendment No. 79 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our reports each dated March 31, 2005 and of our report dated March 8, 2005, relating to the financial statements of Phoenix Life Variable Accumulation Account (Big Edge, The Big Edge Plus(R) and Group Strategic Edge(R)), Phoenix Life Variable Accumulation Account (The Big Edge Choice(R) for New York), Phoenix Life Variable Accumulation Account (The Phoenix Edge(R)- VA for New York (Death Benefit Option 1)), Phoenix Life Variable Accumulation Account (The Phoenix Edge(R)- VA for New York (Death Benefit Option 2)), Phoenix Life Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option
1)), Phoenix Life Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option 2)) and Phoenix Life Variable Accumulation Account (Phoenix Spectrum Edge(R) (Death Benefit Option 3)) and the consolidated financial statements of Phoenix Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 19, 2005